Exhibit 23.1

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated January 29, 2021, relating to the financial statements of Fifth Wall Acquisition Corp. I, appearing in the Registration Statement on Amendment No. 2 on Form S-1, File No. 333-252274.

/s/ WithumSmith+Brown, PC

New York, New York
February 4, 2021